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                                                                   Exhibit 10.21


                              TRI-PARTY AGREEMENT
                               -------------------

Dated this 9th day of February, 2001:

This Agreement is entered into among:

                      CYBERBANK CORP., a Korean corporation
                         18th Floor, Mirae Bldg. 1306-6
                             Seocho-dong, Seocho-gu
                             Seoul, Korea   137-855

                            (hereinafter "Cyberbank")

                                       AND

                      PC-EPHONE, INC., a Nevada corporation
                            #515, 3440 Wilshire Blvd.
                             Los Angeles, California

                               (hereinafter "PCE")

                                       AND

                  FUTURECOM GLOBAL, INC., a Nevada corporation
                               15690 N. 83rd Way,
                           Scottsdale, Arizona  85260

                               (hereinafter "FCG")

                   (collectively referred to as the "Parties")


WHEREAS Cyberbank and PCE are parties to a Distribution Agreement dated November 6, 2000 whereby Cyberbank granted to PCE, inter alia, the exclusive marketing rights to the United States and Canada for the PC-EPhone convergence device also referred to in the agreement as the Multipalm (hereinafter referred to as "PC-EPhone"); and

WHEREAS PCE and FCG have entered into a Subdistribution Agreement dated November 15, 2000 whereby PCE granted to FCG the exclusive rights for the PC-EPhone to the United States and Canadian markets; and

WHEREAS the Parties hereto wish to enter into this Agreement to confirm, clarify and supplement certain matters pertaining to the aforementioned agreements.

NOW THEREFORE the Parties agree as follows:

1. FCG shall have a first priority in terms of production capacity and deliverables supported by a purchase order of FCG issued by FCG.

2. FCG shall have a right of first refusal with respect to excess capacity. The terms and conditions of purchase shall be in accordance with the Subdistribution Agreement.

3.   Cyberbank shall provide to PCE and FCG a schedule detailing the first 3
     months production.  [                 *               ]  Partial shipments
     shall be allowed.

* Confidential Treatment Requested
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4.   A purchase order supported by a Standby Letter of Credit shall be issued at least 3 months prior to the shipment date.

5. Cyberbank shall, on a best efforts basis, provide assistance to FCG with respect to obtaining carrier approval from Verizon which, without limiting the generality of the foregoing, shall include providing loaner test units, or financial assistance with respect to the supply of such test units.

6.   Cyberbank shall within the next three (3) weeks upgrade the 1,000 units of
     PC-EPhone by providing new software, [     *     ]

7.   [                    *                     ]

8.   [                    *                     ]


     [                    *                     ]

9. In the event of a conflict between a provision in this Agreement and the two agreements referred to in the recitals, this Agreement shall prevail.

10. The Parties hereto shall execute all other agreements and shall do all things necessary to give effect to the intent of the Parties hereto.




/s/ Young-sun Cho
--------------------------------------------------------------------------------
Young-sun Cho, President and CEO, Cyberbank Corp.



/s/ Ronald R. Kelly
--------------------------------------------------------------------------------
Ronald R. Kelly, President and CEO, FutureCom Global, Inc.



/s/ Douglas Yee
--------------------------------------------------------------------------------
Douglas Yee, President, PC-EPhone, Inc.

* Confidential Treatment Requested